UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 7, 2006

Date of Report (Date of earliest event reported)

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50614	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13700 Progress Boulevard

Alachua, Florida 32615

(Address of principal executive offices including zip code)

(386) 418-4018

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2006 the Board of Directors and the Compensation Committee of Oragenics, Inc. approved stock option grants to its non-employee directors for their attendance at future Board of Directors and Committee meetings in lieu of cash fees as follows:

Name	Number of Options
David Gury, Director and Chairman of the Audit Committee	75,000	(1)
George Hawes, Director and Member of the Audit Committee	65,000	(2)

(1)	50,000 for Board and 25,000 for Audit Committee Chairmanship
(2)	50,000 for Board and 15,000 for Audit Committee

On September 7, 2006 the Board of Directors and the Compensation Committee of Oragenics, Inc. approved stock option grants to the President/CEO and to the Chief Scientific Officer as an incentive for their services to the company as follows:

Name	Number of Options
Robert Zahradnik, President/CEO	75,000
Jeffrey Hillman, Chief Scientific Officer	75,000

On September 7, 2006 the Board of Directors and the Audit Committee of Oragenics, Inc. approved stock option grants to Joann Zahradnik, wife of Robert Zahradnik, as an incentive for her services to the company as an independent contractor as follows:

Name	Number of Options
Joann Zahradnik, Independent Consultant	25,000

All of the stock options were granted at an exercise price of $0.74 per share which was the AMEX closing price of the Company’s common stock on the date of the grant. The stock options to the non-employee directors vest on September 8, 2006 and the stock options to the President/CEO, Chief Scientific Officer and the Independent Consultant vest over a three year period.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 7, 2006	ORAGENICS, INC. (Registrant)

	By:	/s/ Robert T. Zahradnik
Robert T. Zahradnik President and Chief Executive Officer